Exhibit 2.2

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER
FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”) dated as of September 19, 2017, by and among Chart Industries, Inc., a Delaware corporation (“Buyer”), Chart Sully Corporation, a Delaware corporation and wholly owned subsidiary of Buyer (“Merger Sub”), RCHPH Holdings, Inc., a Delaware corporation (the “Company”), and R/C Hudson Holdings, L.P., a Delaware limited partnership (the “Holder Representative”, solely in its capacity as the initial Holder Representative under the Agreement (as defined below)).
W I T N E S S E T H :
WHEREAS, Buyer, Merger Sub, the Company and the Holder Representative are parties to that certain Agreement and Plan of Merger dated as of June 30, 2017 (the “Agreement”);
WHEREAS, Section 12.11 of the Agreement provides for the amendment of the Agreement in accordance with the terms set forth therein; and
WHEREAS, Buyer, Merger Sub, the Company and the Holder Representative desire to amend the Agreement as set forth herein;
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are acknowledged), Buyer, Merger Sub, the Company the Holder Representative hereby agree as follows:
SECTION 1Capitalized Terms. Capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to them in the Agreement.
SECTION 2    The parenthetical in the first sentence of Section 12.1 of the Agreement is hereby amended and restated in its entirety to read as follows:
“(other than the covenants set forth in Articles II, III, XI and XII and Sections 6.4, 6.6, 7.2, 7.3, 7.4, 8.4, 8.5 and 8.6).”
SECTION 3    Reference to and Effect on the Agreement.
(a)    Each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Agreement as amended hereby. No reference to this Amendment need be made in any instrument or document at any time referring to the Agreement, a reference to the Agreement in any of such instruments or documents to be deemed to be a reference to the Agreement as amended hereby.
(b)    Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect.
SECTION 4    Counterparts. This Amendment may be executed in two or more counterparts (including by means of facsimile or portable document from (.PDF) copies), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 5    Governing Law. This Amendment, and all claims or causes of action based upon, arising out of, or related to this Amendment or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflicts of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.
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IN WITNESS WHEREOF, the Parties have hereunto caused this Amendment to be duly executed as of the date first above written.

CHART INDUSTRIES, INC.
By: /s/ Jillian C. Evanko
Name: Jillian C. Evanko
Title: Vice President and Chief Financial Officer

Signature Page to First Amendment to the Agreement and Plan of Merger

CHART SULLY CORPORATION
By: /s/ Jillian C. Evanko
Name: Jillian C. Evanko
Title: Vice President and Chief Financial Officer

Signature Page to First Amendment to the Agreement and Plan of Merger

RCHPH HOLDINGS, INC.
By: /s/ Hugh Grady Walker III
Name: Hugh Grady Walker III
Title: President and CEO

Signature Page to First Amendment to the Agreement and Plan of Merger

R/C HUDSON HOLDINGS, L.P., solely in its capacity as the initial Holder Representative hereunder

By: Riverstone/Carlyle Energy Partners IV, L.P., its general partner

By: R/C Energy GP IV, LLC, its general partner

By: /s/ Thomas J. Walker
Name: Thomas J. Walker
Title: Managing Director

Signature Page to First Amendment to the Agreement and Plan of Merger